United States
                       Securities and Exchange Commission
                             Washington, D.C. 20549

                                    Form 8-K
                                 Current Report
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

         Date of Report (date of earliest event reported): March 20, 2000

                                    Endorex Corporation
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               (Exact name of registrant as specified in charter)

Delaware                                  1-14778               41-1505029
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(State or other Jurisdiction      (Commission File Number)     (IRS Employer
of Incorporation)                                             Identification)

28101 Ballard Drive, Suite F, Lake Forest, IL                     60045
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(Address of Principal Executive Offices)                       (Zip Code)

Registrant's telephone number, including area code: (847)573-8990

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Former Name or Former Address, if changed since last report.

Item 5. Other Events

Certain stock dividend and antidilution rights provided to investors in the Company's October 1997 Private Placement will terminate effective March 20, 2000. For additional information, please see the attached press release.



Item 7. Financial Statements and Exhibits.

          (c)  Exhibits

               99.1	Press Release.

                                   Signatures

Pursuant to requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                 ENDOREX CORPORATION


                                 David G. Franckowiak
                                 Vice President, Chief Financial Officer
                                    (principal financial officer)

EXHIBIT 99.1


Endorex Terminates Contractual Rights and Eliminates Future Stock Dividends

CHICAGO--(BW HealthWire)--March 20, 2000--Endorex Corporation (AMEX:DOR) announced that certain stock dividend and antidilution rights provided to investors in the Company's October 1997 Private Placement will terminate effective March 20, 2000. Endorex is able to terminate these rights based upon its recent stock price performance, which has triggered termination provisions contained in the 1997 private placement agreement. The dividend was established to provide private placement shareholders with a minimum return in the event that share performance failed to reach a targeted level of $4.63 per share (average closing price for thirty trading days) which is equal to a 100 percent return on the per share price of the private placement. This level was recently exceeded.
    The rights to be terminated include a semi-annual five percent stock dividend, the next distribution of which would have been to private placement shareholders of record on April 16, 2000. Terminating these rights eliminates future stock dividends of approximately 840,000 shares per year for the next two and one-half years.
    On a registration statement filed with the Securities and Exchange Commission dated December 23, 1999, Endorex registered approximately
2.2 million shares for all remaining potential future dividends of which 420,000 shares were issued in November 1999. Due to the termination of the dividend rights, none of the shares remaining under this registration statement will be issued.
    Endorex is a drug delivery company focused on oral and mucosal delivery of drugs and vaccines. The Company's goal is to convert injectable-based therapies into oral formulations - the preferred patient form for receiving therapy. In addition to proprietary work on delivery of major protein and/or peptide based drugs, Endorex has two joint ventures with Elan Corporation, plc. The first, InnoVaccines Corporation, is developing and commercializing technology for oral/mucosal delivery of vaccines; the second joint venture is developing and commercializing Elan's MEDIPAD(R) Drug Delivery System for iron chelators used to treat iron overload disorders. Additional information is available on the Endorex web site at www.endorex.com.
    This press release contains forward-looking statements, within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, that involve a number of known and unknown risks and uncertainties. These statements are only predictions and actual events or results in future periods may differ materially from what is currently anticipated. In particular, we cannot assure you that we will become profitable, that any of the joint ventures will successfully develop products or become profitable, that we will realize any value from our oncology business or that the Company will be able to carry out its current plans for 2000. In addition to the matters described in this press release, risk factors as described from time to time in Endorex's filing with the Securities and Exchange Commission, including, but not limited to, our most recent reports on Form 10-QSB and Form 10-KSB, may affect our financial results. We assume no obligation to update the information in this release.